UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2005
BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 EMPLOYMENT AGREEMENT
EX-10.2 RETIREMENT AND CONSULTING AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
     BlueLinx Corporation (“BlueLinx”), the wholly owned subsidiary of BlueLinx Holdings Inc. (the “Company”), entered into an Employment Agreement effective October 20, 2005 with Stephen E. Macadam (the “Employment Agreement”). A summary description of the Employment Agreement is included in Item 5.02 and incorporated by reference in this Item 1.01.
     BlueLinx also entered into a Retirement and Consulting Agreement effective October 20, 2005 with Charles H. McElrea (the “Retirement and Consulting Agreement”). A summary description of the Retirement and Consulting Agreement is included in Item 5.02 and incorporated by reference in this Item 1.01.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 20, 2005, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that Stephen E. Macadam has been appointed Chief Executive Officer of the Company effective immediately. Mr. Macadam succeeds Charles H. McElrea who is retiring as the Company’s Chief Executive Officer. Mr. McElrea will continue as a member of the Company’s Board of Directors (the “Board”) and will also serve as an advisor to the Company pursuant to the terms of a Retirement and Consulting Agreement between Mr. McElrea and BlueLinx dated October 20, 2005.
     Mr. Macadam is 45 years old and in addition to becoming the Company’s Chief Executive Officer he will continue to serve as a member of the Company’s Board of Directors, a position he has held since May 2004. Since August 2001, he has served as president and chief executive officer of Consolidated Container Company LLC. Prior to that, he held executive positions at Georgia-Pacific Corporation, most recently as executive vice president, pulp & paperboard from July 2000 until August 2001, and senior vice president, containerboard & packaging from March 1998 until July 2000. Mr. Macadam held positions of increasing responsibility with McKinsey and Company, Inc. from 1988 until 1998, culminating in the role of principal in charge of McKinsey’s Charlotte, North Carolina operation. At McKinsey, Mr. Macadam served on the Leadership team of the North American Operations practice and served clients in diverse industries, particularly pulp & paper. From 1982 to 1986, he was an Engineering Manager at E.I. DuPont de Nemours. Mr. Macadam received a B.S. in mechanical engineering from the University of Kentucky, an M.S. in finance from Boston College and a masters of business administration from Harvard Business School, where he was a Baker Scholar.
     BlueLinx entered into an Employment Agreement with Mr. Macadam, a copy of which is attached hereto as Exhibit 10.1, effective October 20, 2005. The Employment Agreement expires on December 31, 2008, except that it will be renewed automatically for an additional one-year period unless thirty days prior written notice is given by either party in advance of any one-year period. Mr. Macadam shall receive a $600,000 signing bonus from BlueLinx and his annual base salary shall be paid at the rate of $700,000 for 2005 and 2006, $750,000 for 2007 and $800,000 for 2008, in each case pro rated for the portion of the year during which he is employed pursuant to the Employment Agreement. Mr. Macadam shall also be eligible to receive an annual bonus pursuant to the terms of the BlueLinx annual bonus plan, with the annual bonus potential to be a target of 75% of his base salary up to a maximum of 150% of base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the

Compensation Committee of the Company’s Board in advance for each fiscal year in accordance with the terms of the applicable bonus plan. For 2006, Mr. Macadam is guaranteed to receive a bonus of 50% of his base salary, subject to proration if he is not employed by BlueLinx for such full fiscal year. For each of fiscal years 2006, 2007 and 2008, Mr. Macadam is also entitled to receive an annual targeted bonus equivalent to $750,000 in value payable in the form of awards of stock options and/or shares of restricted stock under the Company’s long term equity incentive plan as then in effect, all on such terms and conditions as the Compensation Committee of the Board shall determine in accordance with the provisions of such plan. In addition, the Employment Agreement provides that Mr. Macadam is eligible to participate in all benefit programs for which senior executives are generally eligible.
     The Employment Agreement also provides that Mr. Macadam will receive an option to purchase 750,000 shares of the Company’s common stock, par value $.01 per share (the “Option”). The Option was granted under the Company’s 2004 Equity Incentive Plan pursuant to a stock option agreement dated October 20, 2005 that provides, among other things, that the exercise price of the Option is $13.50 per share, and that the Option vests in five equal annual installments beginning on October 20, 2006. The stock option agreement pursuant to which the Option was granted is filed as an exhibit to Mr. Macadam’s Employment Agreement and the description herein is qualified in its entirety by the agreement.
     Under his Employment Agreement, BlueLinx may terminate Mr. Macadam’s employment for cause or without cause. If Mr. Macadam’s employment is terminated without cause or he resigns for good reason, the agreement provides Mr. Macadam with, among other things, payment equal to two times his annual base salary in effect immediately prior to the date of termination, plus two times the cash bonus amount received by Mr. Macadam for the fiscal year prior to the year of the termination of his employment, payable in twenty-four equal monthly installments commencing six months after the date of termination.
     The Employment Agreement also contains confidentiality provisions, as well as non-competition and non-solicitation covenants during the employment term and continuing until the second anniversary of his date of termination. The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
     On October 20, 2005 BlueLinx also entered into a Retirement and Consulting Agreement with Charles McElrea pursuant to which Mr. McElrea retired from active employment with BlueLinx and BlueLinx agreed to pay Mr. McElrea a consulting fee of $58,890 per month, payable in 24 monthly installments. The first such installment is due and payable on the date that is 6 months after his retirement date. The Retirement and Consulting Agreement also contains confidentiality provisions, as well as non-competition and non-solicitation covenants during the term of the agreement. Mr. McElrea will continue to serve as a member of the Company’s Board. The foregoing description is qualified in its entirety by reference to the Retirement and Consulting Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description

10.1	Employment Agreement between BlueLinx Corporation and Stephen E. Macadam, dated October 20, 2005

10.2	Retirement and Consulting Agreement between BlueLinx Corporation and Charles H. McElrea, dated October 20, 2005

99.1	Press release, dated October 20, 2005, announcing appointment of Stephen E. Macadam as CEO and retirement of Charles H. McElrea.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ Barbara V. Tinsley

Barbara V. Tinsley
General Counsel & Secretary
Dated: October 24, 2005

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement between BlueLinx Corporation and Stephen E. Macadam, dated October 20, 2005

10.2	Retirement and Consulting Agreement between BlueLinx Corporation and Charles H. McElrea, dated October 20, 2005

99.1	Press release, dated October 20, 2005, announcing appointment of Stephen E. Macadam as CEO and retirement of Charles H. McElrea.